Exhibit 32


     CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER
                     AS REQUIRED BY 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 (the "Report") of Genio Group, Inc. ("Genio") as filed with the Securities and Exchange Commission on February 17, 2005, the undersigned, in his capacity as an officer of Genio, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Genio Group, Inc.

Dated:  February 17, 2005

                                          /s/ Matthew J. Cohen
                                          -------------------------------------
                                          Matthew J. Cohen
                                          Chief Executive Officer


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Cadence Resources Corporation and will be retained by Cadence Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.